OPINION OF COUNSEL AS TO LEGALITY OF REGISTRANT'S COMMON STOCK



















                                   EXHIBIT 5

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                         Gerard A. Chamberlain, Esquire
                                2431 Brown Street
                        Philadelphia, Pennsylvania 19130
                                 (215) 232-4212







                                                June 4, 1999


Wilmington Trust Corporation
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890

                        Wilmington Trust Corporation
                        Registration Statement on Form S-8
                        ----------------------------------

Ladies and Gentlemen:

      I have served as counsel to Wilmington Trust Corporation, a Delaware corporation ("WTC"), in connection with preparing and filing the above-captioned Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933. The Registration Statement covers awards in respect of up to 1,500,000 shares of common stock of WTC, par value $1.00 per share (the "Common Stock"), pursuant to WTC's 1999 Long Term Incentive Plan, and up to 100,000 shares of Common Stock pursuant to WTC's Executive Incentive Plan (the 1999 Long-Term Incentive Plan and the Executive Incentive Plan hereinafter are sometimes collectively referred to as the "Plans").

      In rendering this opinion, I have examined executed originals or copies of the following documents:

          a.   The Registration Statement;
          b. WTC's Revised Certificate of Corporation as amended through the date hereof;
          c.   WTC's Bylaws as amended through the date hereof;
          d.   The 1999 Long-Term Incentive Plan; and
          e.   The Executive Incentive Plan.

      In connection with the opinions expressed herein, I also have examined originals or copies certified or otherwise identified to my satisfaction of corporate records, certificates of public officials and officers and other

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Wilmington Trust Corporation
June 4, 1999
Page 2



representatives of WTC and such other instruments as I have deemed necessary or appropriate for the purposes of rendering this opinion.

      As to various questions of fact material to this opinion, I have relied upon certificates and other documents of officers or representatives of WTC and of public officials. I have conducted no independent investigation of any kind as to any factual matters relevant to the opinions expressed herein, and with respect to those factual matters I have relied exclusively on the documents and certificates I have examined and have assumed the accuracy of the matters stated therein.

      For purposes of this opinion, I have assumed, without any independent investigation or verification of any kind:

          a. The genuineness of all signatures of, and the incumbency, authority and legal right and power under all applicable laws, statutes, rules and regulations of, the officers and other persons signing the Registration Statement and the other documents executed and delivered therewith;
          b. The authenticity and completeness of all documents submitted to me as originals; and
          c. The conformity to authentic original documents and completeness of any documents submitted to me as certified, conformed or photostatic copies.

      Based upon and subject to the foregoing and the additional qualifications and other matters set forth below, I am of the opinion that:

          1. The Common Stock that is the subject of the Registration Statement, when issued in accordance with the terms and conditions of the Plans, will be duly and validly issued; and

          2. Each of the 1,600,000 shares of Common Stock which are the subject of the Registration Statement, when issued upon payment of the specified exercise price, if any, and in accordance with the terms and conditions of the Plans, will be duly and validly issued by WTC, fully paid and non-assessable.

      I am a member of the Pennsylvania bar. The opinions expressed in this opinion letter are limited to Delaware's General Corporation Law. I am not opining on, and I assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws or the laws of any other jurisdiction.

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Wilmington Trust Corporation
June 4, 1999
Page 3


      This opinion letter is rendered only to you and is solely for your benefit. I hereby consent to your filing a copy of this opinion as an exhibit to the Registration Statement.

      The opinions set forth above are rendered as of the date of this letter. I assume no obligation to update or supplement any of those opinions to reflect any changes of law or fact that may occur subsequent to the date hereof.


                                             Very truly yours,


                                             /s/ Gerard A. Chamberlain

                                             Gerard A. Chamberlain, Esquire

GAC/alf